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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Clean Harbors, Inc. on Form S-8 (Files No. 33-22638, No. 33-51452 and No. 33-60187) of our report dated January 31, 1996 (except with respect to Note 9, as to which the date is March 20, 1996) on our audits of the consolidated financial statements and the financial statement schedule of Clean Harbors, Inc., which report is included in Item 8 of this Form 10-K.

                                           Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 28, 1996